                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is entered into by and between INLAND RESOURCES, INC. (hereinafter referred to as "Employer") and KYLE R. MILLER (hereinafter referred to as "Employee").

     WHEREAS, Employer has employed Employee as its President and Chief Executive Officer under that certain Employment Agreement effective February 23, 1993 (the "Employment Agreement"),

     WHEREAS, Employer desires to retain Employee as its President and Chief Executive Officer and Employee desires to accept such employment; and

     WHEREAS, Employer and Employee also entered into a Warrant Agreement contemporaneously with the Employment Agreement that Employer and Employee desire to terminate;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and etrier good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

     1.   EMPLOYMENT.   Employer hereby employs Employee to serve as President
and Chief Executive Officer of Employer.

          2.   DUTIES.   During his employment, Employee shall devote all of his
working time, energies and skills to the management of Employer's business. Employee agrees to serve Employer diligently and to the best of his ability. Employee shall render services consistent with those of a person in his position and shall perform all duties incident to such office and all such further similar duties that may, from time to time, be assigned to him by Employer. Employee's duties include finding further business opportunities for Employer and Employee agrees to bring to Employer for acceptance or rejection all business opportunities located by or made available to Employee.

     3.   COMPENSATION.   Employee's compensation for services performed under
this Agreement shall be as follows:

          (a) BASE SALARY. Employer shall pay Employee a base salary ("Base Salary") of One Hundred Eighty Thousand and No/100 Dollars ($180,000.00) per year. In addition, the Compensation Committee of the Board of Directors of Employer (the "Committee") shall, in good faith, consider granting increases in such salary based upon such factors as Employee's performance and the growth and/or profitability of Employer, but it shall have no obligation to grant any such increases in compensation. Such Base Salary shall be payable in equal semi-


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     monthly installments on the fifteenth day and the last working day of the month, or at such other times and in such installments as may be agreed upon between Employer and Employee. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

          (b) BONUS. In addition to the Base Salary, Employee shall be eligible to receive bonus compensation in such amounts and at such times as the Committee shall, from time to time, determine.

          (c) CAR ALLOWANCE. Employee shall receive a car allowance of $1,000 per month. This shall be inclusive of fuel, repairs, insurance and depreciation on the car of Employee's choice.

     4. EXPENSES AND BENEFITS. Employee is authorized to incur reasonable expenses in connection with the business of Employer, including expenses for entertainment, travel and similar matters. Employer will reimburse Employee for such expenses upon presentation by Employee of such accounts and records as Employer shall, from time to time, require. Employer also agrees to provide Employee with the following benefits:

          (a) EMPLOYEE BENEFITS PLANS. Employee shall be entitled to participate in employee benefit plans or programs of Employer, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such additional benefits shall include, subject to the approval of the Board of Directors, full medical, dental and disability income insurance.

          (b) OTHER. Such items and benefits as Employer shall, from time to time, consider necessary or appropriate to assist Employee in the performance of his duties.

          (c) VACATIONS. Employee shall be entitled (in addition to the usual public holidays) to a paid vacation for a period in each calendar year not exceeding three (3) weeks, to be taken at such times as may be approved by Employer.

     5. TERM. The term of this Agreement shall be for one (1) year, beginning from the effect date hereof, and shall be automatically renewed for successive one (1) years terms. In addition, this Agreement shall terminate as provided for in Section 7 or upon the death of Employee.

     6. DISABILITY. In the event that Employee becomes Permanently Disabled (as hereafter defined) during the term of this Agreement and while engaged in the scope of his employment by Employer, Employee shall continue in the employ of Employer but his compensation hereunder shall be reduced to one-half (1/2) of the Base Salary then in effect, as


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set forth in Section 3(a) hereof, commencing upon the determination of
Employee's Permanent Disability and continuing thereafter until the first to occur of (a) twelve (12) months or (b) the death of Employee or (c) the expiration of the term of this Agreement; and during such period of time, Employee shall not be entitled to payment of expenses or benefits specified in Section 4 hereof (except for reimbursement of expenses incurred by Employee prior to becoming Permanently Disabled), except that Employer shall continue to provide Employee with the insurance benefits specified in Section 4(a) hereof. In addition, any compensation payable to Employee by Employer shall be reduced by any amount which Employee is eligible to receive from workers compensation, social security or disability insurance provided by Employer. If Employee becomes Permanently Disabled while not engaged in the scope of his employment by Employer, such disability may be cause for termination for "Cause" under Section 7 hereof.

          (a) DEFINITION OF DISABILITY. For purposes of this Agreement, the terms "Permanent Disability" or "Permanently Disabled" shall mean three (3) months of substantially continuous disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Employee, by reason of his mental or physical health, is unable to sustain reasonably long periods of substantial performance of his duties. Frequent long illnesses, though different from the preceding illness and though separated by relatively short periods of performance, shall be deemed to be "substantially continuous". Disability shall be determined in good faith by the Board of Directors whose decision shall be final and binding upon Employee. Employee hereby consents to medical examinations by such physicians and medical consultants as Employer shall, from time to time, require.

     7.   TERMINATION BY EMPLOYER.   Employer shall have the right to terminate
Employee's employment as hereinafter provided.

          (a) TERMINATION BY EMPLOYER FOR CAUSE. The Board of Directors shall have the right to terminate Employee's employment under this Agreement for Cause, in which event no compensation shall be paid or other benefits furnished to Employee after termination for Cause. Termination for Cause shall be effective immediately upon notice sent or given to Employee.

               (i) DEFINITION OF CAUSE. For purposes of this Agreement, the term "Cause" shall mean and be strictly limited to: (1) conviction of a crime constituting a felony under state or federal law; (2) determination by the Board of Directors that Employee has committed any material act of dishonesty against Employer; (3) gross negligence by Employee in carrying out his duties; (4) material breach of this Agreement by Employee; (5) gross misconduct by Employee, such as intoxication on the job, use of drugs on the job for non-medical purposes or other misconduct which has a substantial adverse effect on the business of Employer; or (6) Employee becoming Permanently Disabled


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          while not engaged in the scope of his employment by
          Employer.

               (b) TERMINATION BY EMPLOYER WITHOUT CAUSE. The Board of Directors shall have the right to terminate Employee's employment under this Agreement without Cause at any time by giving written notice of termination to Employee. In such event, Employer will pay Employee a sum equal to the total of one hundred fifty percent (150%) of the Base Salary and bonus, if any, paid to Employee during the last calendar year ending before the date of such termination. Such payment will be made to Employee by Employer on the date of such termination.

     8.     NON-COMPETITION AND CONFIDENTIALITY.

          (a) NON-COMPETITION. Employee recognizes and understands that in performing the responsibilities of his employment, he will occupy a position of fiduciary trust and confidence, pursuant to which he will develop and acquire experience and knowledge with respect to Employer's business. It is the expressed intent and agreement of Employee and Employer that such knowledge and experience shall be used exclusively in the furtherance of the interests of Employer and not in any manner which would be detrimental to Employer's interests. Employee further understands and agrees that Employer conducts its business within a specialized market segment in its geographic region, and that it would be detrimental to the interests of Employer if Employee used the knowledge and experience which he currently possesses or which he acquires pursuant to his employment hereunder for the purpose of directly or indirectly competing with Employer, or for the purpose of aiding other persons or entities in so competing with Employer, anywhere in such region. Employee therefore agrees that so long as he is employed by Employer, unless Employee first secures the written consent of Employer, Employee will not directly or indirectly invest, engage or participate in or become employed by any entity in direct or indirect competition with Employer's business. Employee further agrees upon termination of Employee's employment either (i) by Employer with or without cause or (ii) by Employee, unless Employee first secures the written consent of Employer, Employee will not for a period of one year after such termination directly or indirectly invest, engage or participate in or become employed by any entity in direct or indirect competition with Employer in any mine or oil or gas property located anywhere within a 100 mile radius of any mine or oil or gas property owned or operated (wholly or partially) by Employer at the time of termination of Employee's employment hereunder. This non-competition provision is not to be construed to prohibit Employee from being employed in the mining or oil or gas industry, but rather to permit him to be so employed so long as such employment does not involve Employee's direct or indirect participation in a property within such 100 mile radius. In the event that the provisions of this Section 8 should


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     ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provisions shall be reformed to the maximum time or geographic limitations permitted by applicable laws. Notwithstanding the foregoing, Employer acknowledges and consents to Employee's interest in Evertson Oil Company, Inc. and indirect interest in the Antelope Creek Field and the Duchesne Field, located in Duchesne County, Utah.

          (b) REMEDIES. Employee acknowledges that the restrictions contained in Section 8(a), in view of the nature of the business in which Employer is engaged, are reasonable and necessary to protect the legitimate interests of Employer. Employee understands that the remedies at law for his violations of any of the covenants or provisions of Section 9(a) will be inadequate, that such violation will cause irreparable injury within a short period of time, and that Employer shall be entitled to preliminary injunctive relief and other injunctive relief against such violation. Such injunctive relief shall be in addition to, and in no way in limitation of, any and all other remedies Employer shall have in law and equity for the enforcement of those covenants and provisions.

     9.    EXTENSION OF WARRANTS AND TERMINATION OF WARRANT AGREEMENT.

          (a) TERMINATION OF WARRANT AGREEMENT. Employee and Employer hereby terminate that certain Warrant Agreement entered into effective February 23, 1993, between Employee and Employer (the "Warrant Agreement'). Employer and Employee acknowledge that Employee is entitled to and has received Warrant Certificates pursuant to the terms of the Warrant Agreement entitling Employee to purchase 2,019,107 shares of common stock of Employer at the price per share specified in each such Warrant Certificate. Employee and Employer agree and acknowledge that such Warrant Certificates are validly issued and effective and that the termination of the Warrant Agreement will have no effect upon such Warrant Certificates and Employee's rights and Employer's obligations with respect thereto.

          (b) MODIFICATION OF WARRANT CERTIFICATES EXPIRATION DATE. Employee's Warrant Certificates all contain different termination or expiration dates depending upon the date of their respective issuance. Employer and Employee hereby agree to amend such Warrant Certificates to provide that each of such Warrant Certificates will have a termination or expiration date of June 1, 2003. Employee will surrender his current Warrant Certificates to the Secretary of Employer who will reissue such Warrant Certificates with the expiration or termination date specified above.

     10.  GENERAL PROVISIONS.

          (a) NOTICES. Any notices to be given hereunder by either party to the


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     other may be effected by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 10(a). Notices delivered personally shall be deemed communicated as of the actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

                                 IF TO EMPLOYEE:
                       475 Seventeenth Street, Suite 1500
                             Denver, Colorado 80203


                                 IF TO EMPLOYER:
                               Board of Directors
                              Inland Resources Inc.
                       475 Seventeenth Street, Suite 1500
                             Denver, Colorado 80202

          (b) PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall, nevertheless, continue in full force without being impaired or invalidated in any way.

          (c) LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

          (d) ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

          (e) ASSIGNMENT. This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors and assigns.

          (f) ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contain all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and no other agreement, statement or promise not contained in this Agreement shall be valid or binding.


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     Any modification of this Agreement will be effected only if it is in writing signed by the party to be charged.

          IN WITNESS WHEREOF, the parties have executed this Agreement to be effective the first day of June, 1996.

                                   EMPLOYER:

                                   INLAND RESOURCES INC.


                                   By:     /s/  BILL I. PENNINGTON
                                      ----------------------------------
                                             Bill I. Pennington
















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                                   EMPLOYEE:



                                    /s/  Kyle R. Miller
                                   -------------------------------------
                                   KYLE R. MILLER



















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